                                                                    EXHIBIT 10.2



                      FIRST AMENDMENT TO A COMMERCIAL LEASE

The parties hereto Clematis LLC, Lessor and Interleukin Genetics, Inc., Lessee under a certain Lease Agreement ("Lease Agreement") dated May 26, 2000 for premises located at 135 Beaver Street, Waltham, MA ("Premises") agree as follows:

Whereas the Lessee, for its own convenience desires to lease the premises for an additional rent in lieu of paying for improvements directly; and

Whereas the Parties have agreed that the additional rent shall be calculated by taking the build-out cost of $13,557.00 (as reflected in Exhibits A and B attached) , amortized over 24 months at a 10% interest charge: and

Whereas the parties hereby agree to adjust the Lease Agreement to reflect the change in the rent due to include additional rent of $625.59 per month.

Now therefore, the Parties agree as follows:

The following is added to paragraph 4 of the Leases Agreement:

         At and after July 15, 2000 through July 14, 2002, the Lessee shall pay to the Lessor rent in advance in monthly installments as follows:

                  Base Rent                   $6,500.00
                  Additional Rent                625.59
                                              ---------

                  Total Base Rent             $7,125.59


All other terms and conditions in said Lease Agreement shall remain unchanged.

Agreed this               day of July 2000.

Clematis LLC
Lessor


by:
   --------------------------------------------
   Duffy Bros. Management Company, Inc. Manager
   Norman J. Duffy, President


Interleukin Genetics, Inc.
Lessee


by:
   --------------------------------------------